Exhibit 10.3

Trademark Security Agreement

This Trademark Security Agreement, dated as of November 4, 2022, is entered into by and among iSun Inc., a Delaware corporation (“iSun”), Peck Electric Co., a Vermont corporation (“Peck Electric”), SolarCommunities, Inc., a Vermont corporation (“SolarCommunities”), iSun Corporate, LLC, a Delaware limited liability company (“iSun Corporate”), and iSun Energy LLC, a Delaware limited liability company (“iSun Energy” and together with iSun, Peck Electric, SolarCommunities and iSun Corporate, and including their respective successors and permitted assigns, individually, a “Grantor” and collectively, the “Grantors”), in favor of Anson Investments Master Fund LP, a Cayman Islands limited partnership, as lender (in such capacity, together with its successors and permitted assigns, the “Collateral Agent”).

W I T N E S S E T H:

Whereas, pursuant to the Securities Purchase Agreement, dated as of November 4, 2022 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Purchase Agreement”), among iSun (a “Seller”) and various purchasers listed therein (together with their successors and permitted assigns, the “Purchasers”) and the Collateral Agent, the Purchasers have agreed to purchase secured notes from the Seller upon the terms and subject to the conditions set forth therein and the Collateral Agent has agreed to act as collateral agent of the Purchasers; and

Whereas, each Grantor (other than the Seller) has guaranteed the Obligations (as defined in the Purchase Agreement) of the Seller and other Company Parties (as defined in the Purchase Agreement) and all of the Grantors are party to a Security Agreement of even date herewith with the Collateral Agent (the “Security Agreement”) pursuant to which the Grantors are required to execute and deliver this Trademark Security Agreement.

Now, Therefore, in consideration of the premises and to induce the Collateral Agent to enter into the Purchase Agreement and to induce the initial Purchasers to make purchase notes from the Seller thereunder, each Grantor hereby agrees with the Collateral Agent as follows:

Section 1. Defined Terms. Capitalized terms used herein without definition have the meanings ascribed to such terms in the Security Agreement.

(a) Grant of Security Interest in Trademark Collateral. Each Grantor, as collateral security for the prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of the Secured Obligations of such Grantor, hereby mortgages, pledges and hypothecates to the Collateral Agent for the benefit of the Purchaser Parties, and grants to the Collateral Agent for the benefit of the Purchaser Parties a Lien on and security interest in, all of its right, title and interest in, to and under the following Collateral of such Grantor (the “Trademark Collateral”):

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(b) all of its Trademarks and all IP Licenses providing for the grant by or to such Grantor of any right under any Trademark, including, without limitation, those referred to on Schedule 1 hereto;

(c) all renewals and extensions of the foregoing;

(d) all goodwill of the business connected with the use of, and symbolized by, each such Trademark; and

(e) all income, royalties, proceeds and Liabilities at any time due or payable or asserted under and with respect to any of the foregoing, including, without limitation, all rights to sue and recover at law or in equity for any past, present and future infringement, misappropriation, dilution, violation or other impairment thereof.

Section 2. Security Agreement. The security interest granted pursuant to this Trademark Security Agreement is granted in conjunction with the security interest granted to the Collateral Agent pursuant to the Security Agreement and each Grantor hereby acknowledges and agrees that the rights and remedies of the Collateral Agent with respect to the security interest in the Trademark Collateral made and granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein.

Section 3. Grantor Remains Liable. Each Grantor hereby agrees that, anything herein to the contrary notwithstanding, such Grantor shall assume full and complete responsibility for the prosecution, defense, enforcement or any other necessary or desirable actions in connection with their Trademarks and IP Licenses subject to a security interest hereunder.

Section 4. Counterparts. This Trademark Security Agreement may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Signature pages may be detached from multiple separate counterparts and attached to a single counterpart.

Section 5. Governing Law. This Trademark Security Agreement and the rights and obligations of the parties hereto shall be governed by, and construed and interpreted in accordance with, the law of the State of Delaware.

[Signature Pages Follow]

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In witness whereof, each Grantor has caused this Trademark Security Agreement to be executed and delivered by its duly authorized officer as of the date first set forth above.

Very Truly Yours,

iSUN, INC.
as Grantor

	By:	/s/ Jeffrey Peck
Witness	Name:	Jeffrey Peck
	Title:	Chief Executive Officer

SOLARCOMMUNITIES, INC.
as Grantor

	By:	/s/ John Sullivan
Witness	Name:	John Sullivan
	Title:	Treasurer

PECK ELECTRIC CO.
as Grantor

	By:	/s/ Jeffrey Peck
Witness	Name:	Jeffrey Peck
	Title:	President

iSUN ENERGY, LLC, by its sole member, iSUN, INC.
as Grantor

	By:	/s/ Jeffrey Peck
Witness	Name:	Jeffrey Peck
	Title:	Chief Executive Officer

iSUN CORPORATE, LLC
as Grantor

	By:	/s/ Jeffrey Peck
Witness	Name:	Jeffrey Peck
	Title:	President

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